Exhibit 99.1

Bolt Biotherapeutics Reports First Quarter 2026 Financial Results and Provides Business Update

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First-in-class immune-stimulating antibody conjugate BDC-4182 Phase 1/2 study ongoing, initial clinical data expected in 3Q 2026
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Cash balance of $23.9 million as of March 31, 2026 anticipated to fund operations into 2027, including completion of the dose escalation portion of the ongoing BDC-4182 Phase 1/2 study

REDWOOD CITY, CA, May 12, 2026 – Bolt Biotherapeutics (Nasdaq: BOLT), a clinical-stage biopharmaceutical company developing novel immunotherapies for the treatment of cancer, today reported financial results for the first quarter ended March 31, 2026, and provided a business update.

“We are encouraged by what we have seen thus far in patients treated with BDC‑4182, a next‑generation Boltbody™ ISAC. BDC-4182 has a unique mechanism of action , that has the potential to combine the power of ADCs with the durability of T-cell engagers and unlock a new frontier in cancer treatment,” said Willie Quinn, President and Chief Executive Officer. “We continue to enroll patients with gastric and gastroesophageal cancer in our ongoing clinical trial, and we look forward to reporting initial data in the third quarter of 2026.”

Recent Highlights and Anticipated Milestones

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Initial clinical data from BDC-4182 Phase 1/2 study for patients with gastric and gastroesophageal cancer expected in the third quarter of 2026. BDC-4182 is a next-generation BoltbodyTM ISAC targeting claudin 18.2, a clinically validated target with expression in gastric cancer, gastroesophageal junction cancer, pancreatic cancer, and other tumor types. In preclinical models, including cancer models with low claudin 18.2 expression, BDC-4182 demonstrated significant anti-tumor activity, induced immunological memory, and outperformed cytotoxic ADCs. Bolt has implemented step-up dosing, which has been successfully used commercially for T-cell engagers, as a strategy to get to higher doses safely. The clinical trial in gastric and gastroesophageal cancers is ongoing, and the Company expects to present initial clinical data in the third quarter of 2026.
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Next-generation Boltbody™ ISACs targeting CEA and PD-L1. Two additional ISAC programs in Bolt’s pipeline are currently on hold. Once BDC-4182 demonstrates proof-of-concept for the ISAC approach, Bolt plans to resume development of these programs. Both programs are close to clinical candidate selection.
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Bolt’s CEA-targeted ISAC comprises a novel, fully human antibody with high affinity and selectivity to CEACAM5 (CEA) conjugated to a proprietary next-generation TLR7/8 agonist via a non-cleavable linker. Bolt’s CEA ISAC induced complete and durable anti-tumor responses in preclinical models and demonstrated superior activity versus a Topo1-based ADC. The CEA ISAC was well tolerated in a non-GLP toxicology study.
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Bolt’s PD-L1 ISAC utilizes a novel human anti-PD-L1 antibody conjugated to a TLR7/8 agonist via a non-cleavable linker. This ISAC leverages a unique mechanism of action due to its ability to target both tumor and immune cells that express PD-L1. Preclinical results demonstrated that PD-L1 ISACs represent a compelling new approach to treat cancer, leveraging mechanisms that are distinct from and potentially complementary to conventional PD-1/PD-L1 blockade with the potential for enhanced immune activation and antitumor activity.

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Cash, cash equivalents, and marketable securities were $23.9 million as of March 31, 2026. Cash on hand is expected to fund operations into 2027.

First Quarter 2026 Financial Results

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Collaboration Revenue – Total collaboration revenue was $26,000 for the quarter ended March 31, 2026, compared to $1.2 million for the same quarter in 2025. Revenue in the comparative periods was generated from services performed under the R&D collaborations as we fulfill our performance obligations.

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Research and Development (R&D) Expenses – R&D expenses were $4.8 million for the quarter ended March 31, 2026, compared to $9.5 million for the same quarter in 2025. The decrease between the comparable periods was mainly due to a continued decrease in salary and related expenses primarily as a result of our restructuring, reduced clinical trial expenses and lower research and development expenses.

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General and Administrative (G&A) Expenses – G&A expenses were $2.8 million for the quarter ended March 31, 2026, compared to $3.8 million for the same quarter in 2025. The decrease between the comparable periods was mainly due to a continued decrease in salary and related expenses primarily as a result of our restructuring.

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Loss from Operations – Loss from operations was $7.6 million quarter ended March 31, 2026, compared to $12.1 million for the same quarter 2025.

About the Boltbody™ Immune-Stimulating Antibody Conjugate (ISAC) Platform
Bolt Biotherapeutics’ Boltbody ISAC platform harnesses the precision of antibodies with the power of the innate and adaptive immune system to generate a productive anti-cancer response. Each Boltbody ISAC candidate comprises a tumor-targeting antibody, a non-cleavable linker, and a proprietary immune stimulant. The antibody is designed to target one or more markers on the surface of a tumor cell and the immune stimulant is designed to recruit and activate myeloid cells. Activated myeloid cells initiate a positive feedback loop by releasing cytokines and chemokines, chemical signals that attract other immune cells and lower the activation threshold for an immune response. This increases the population of activated immune system cells in the tumor microenvironment and promotes a robust immune response with the goal of generating durable therapeutic responses for patients with cancer.

About Bolt Biotherapeutics, Inc.

Bolt Biotherapeutics is a clinical-stage biopharmaceutical company developing novel immunotherapies for the treatment of cancer. Bolt Biotherapeutics’ pipeline reflects the Company’s expertise in myeloid biology and cancer drug development. The Company’s lead program is BDC-4182, a next-generation Boltbody™ Immune-Stimulating Antibody Conjugate (ISAC) clinical candidate targeting claudin 18.2. BDC-4182 is currently in a Phase 1/2 trial that includes patients with gastric and gastroesophageal cancer. The Company has strategic collaborations with Genmab and Toray built around the Company’s Boltbody™ ISAC platform technology. The rest of the Company’s pipeline is currently on hold, including BDC-3042, a Dectin-2 agonist that completed a first-in-human Phase 1 dose escalation trial, as well as its preclinical ISAC programs targeting CEA and PD-L1. For more information, please visit https://www.boltbio.com/.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our ability to partner our CEA ISAC and PD-L1 ISAC, the advancement and success of our BDC-4182 clinical trials, the timing of initial data from our Phase 1 dose-escalation study of BDC-4182, the timing of our ISAC programs, the anti-tumor potency, safety and tolerability, and characteristics of our product candidates, the initiation of future clinical trials, the potential value of collaborations, and the expected duration of our cash runway and ability to fund key milestones into 2027, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the potential product candidates that we develop may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; such product candidates may not be beneficial to patients or become commercialized; and our ability to maintain our current collaborations and establish further collaborations. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings, when available, are available on the investor relations section of our website at investors.boltbio.com and on the SEC’s website at www.sec.gov.

Investor Relations and Media Contact:

Matthew DeYoung

Argot Partners

(212) 600-1902

boltbio@argotpartners.com

BOLT BIOTHERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Collaboration revenue	$26	$1,222
Operating expenses:
Research and development	4,829	9,512
General and administrative	2,798	3,825
Total operating expense	7,627	13,337
Loss from operations	(7,601)	(12,115)
Other income (expense), net:
Interest income, net	276	1,053
Other income, net	81	22
Total other income, net	357	1,075
Net loss	(7,244)	(11,040)
Net unrealized gain (loss) on marketable securities	10	(57)
Comprehensive loss	$(7,234)	$(11,097)
Net loss per share, basic and diluted	$(4.31)	$(5.76)
Weighted-average shares outstanding, basic and diluted	1,680,445	1,916,943

BOLT BIOTHERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$11,609	$11,703
Short-term investments	11,283	15,802
Restricted cash	200	200
Prepaid expenses and other current assets	2,660	2,555
Total current assets	25,752	30,260
Property and equipment, net	1,042	1,245
Operating lease right-of-use assets	18,564	19,230
Restricted cash, non-current	1,538	1,538
Long-term investments	1,019	4,337
Other assets	112	138
Total assets	$48,027	$56,748
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,736	$1,443
Accrued expenses and other current liabilities	2,021	3,717
Deferred revenue	630	449
Operating lease liabilities	2,956	2,826
Total current liabilities	7,343	8,435
Operating lease liabilities, net of current portion	19,352	20,132
Deferred revenue, non-current	1,352	1,544
Other long-term liabilities	158	132
Total liabilities	28,205	30,243
Commitments and contingencies
Stockholders' equity:
Common stock	—	—
Additional paid-in capital	487,856	487,305
Accumulated other comprehensive loss	(11)	(21)
Accumulated deficit	(468,023)	(460,779)
Total stockholders' equity	19,822	26,505
Total liabilities and stockholders' equity	$48,027	$56,748

BOLT BIOTHERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,244)	$(11,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	203	399
Stock-based compensation expense	545	709
Accretion of discount on marketable securities	(45)	(209)
Gain on sale of property and equipment	(31)	(288)
Non-cash lease expense	666	615
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(79)	(169)
Accounts payable and accrued expenses	(1,403)	(2,511)
Operating lease liabilities	(650)	(500)
Deferred revenue	(11)	(503)
Other long-term liabilities	26	132
Net cash used in operating activities	(8,023)	(13,365)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of property and equipment	31	963
Purchases of marketable securities	(1,230)	(992)
Maturities of marketable securities	9,122	14,580
Net cash provided by investing activities	7,923	14,551
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	6	—
Net cash provided by financing activities	6	—
NET (DECREASE) INCREASE IN CASH	(94)	1,186
Cash, cash equivalents and restricted cash at beginning of year	13,441	8,970
Cash, cash equivalents and restricted cash at end of period	$13,347	$10,156
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$11,609	$8,391
Restricted cash	1,738	1,765
Total cash, cash equivalents and restricted cash	$13,347	$10,156